Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Power3 Medical Products, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

          In connection with the Quarterly Report of POWER 3 MEDICAL PRODUCTS, INC. (the “Company”) on Form 10-Q as filed with the Securities and Exchange Commission on the date hereof (the “Report’), I, Helen Park, Interim Chief Executive Officer of the Company, certify, pursuant to 18 USC section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “Form 10-Q”)Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended,1934; and that the

(2) The information contained in the Form 10-QReport fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-Q..

/s/ Helen Park
Helen Park, Interim Chief Executive Officer
Date: May 20, 2009

The forgoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.